Exhibit 99.1

ArrowMark Financial Corp. Reports Second Quarter 2022 Results

DENVER, August 4, 2022– ArrowMark Financial Corp. (Nasdaq: BANX) (“ArrowMark Financial” or the “Company”), an investment company registered with the Securities and Exchange Commission (“SEC”), today announced results for the second fiscal quarter ended June 30, 2022.

Second Quarter 2022 Investment Highlights:

•	Invested approximately $23.8 million in four investments

•	Realized proceeds of approximately $4.6 million from the sale of one investment

•	Realized proceeds of approximately $6.3 million from the full call of one investment

•	Realized proceeds from partial paydowns of $3.9 million from seven investments

A complete listing of investments as of the end of the quarter can be found on the Company’s website at ir.arrowmarkfinancialcorp.com, under SEC filings.

The estimated annualized yield generated by the invested portfolio as of June 30, 2022 (excluding cash and cash equivalents) was approximately 10.11%, up 58 basis points from 9.53% in the prior quarter.

Second Quarter 2022 Financial Results

Net investment income was $3.0 million or $0.43 per share, comprised of $5.0 million in gross income and $2.0 million of expenses. The Company also reported a net realized and unrealized loss on investments of ($0.54) per share. Net Assets at quarter end were $148.7 million. The Company’s Net Asset Value was $20.94 per share, down ($0.50) from the prior quarter.

In the second quarter, the Company paid a regular cash distribution of $0.39 per share which was paid on June 29, 2022, to shareholders of record at the close of business on June 22, 2022.

The Company had $51.5 million outstanding on its $70.0 million credit facility at the quarter end, which represents approximately 26% of total assets. According to regulated investment company rules, the Company may borrow only up to 33.3% of its total assets.

Portfolio and Investment Summary

During the quarter, the Company invested a total of $23.8 million in four bank-related regulatory relief capital investments. The Company received total proceeds of approximately $14.8 million, including $4.6 million from the sale of one investment, $6.3 million from one full call, and $3.9 million from partial paydowns from seven investments.

Quarterly Conference Call

ArrowMark Financial will host a webcast and conference call on August 4, 2022, at 5:00 pm Eastern time. The call will include a presentation hosted by Chairman & CEO, Sanjai Bhonsle and Patrick J. Farrell, Chief Financial Officer. There will be no open Q&A session. All questions can be immediately addressed by calling ArrowMark Financial’s Investor Relations at 212-468-5441 or emailing jmuraco@arrowmarkpartners.com to schedule a meeting with the management.

The conference call can be accessed by dialing 1-877-344-8082 for domestic callers or 1-213-992-4618 for international callers. Participants may also access the call via live webcast by visiting ArrowMark Financial’s investor relations website at ir.arrowmarkfinancialcorp.com. To listen to a live broadcast, go to the website at least 15 minutes prior to the scheduled start time to register, download and install any necessary audio software. A replay will be available shortly after the call and be available through midnight (Eastern Time) on August 18, 2022. The replay can be accessed by dialing 1-844-512-2921 for domestic callers or 1-412-317-6671 for international callers. The passcode for the replay is 151134. The archive of the webcast will be available on the Company’s website for a limited time.

About ArrowMark Financial Corp.

ArrowMark Financial is an SEC registered non-diversified, closed-end management investment company listed on the NASDAQ Global Select Market under the symbol “BANX.” Its investment objective is to provide stockholders with current income. ArrowMark Financial is managed by ArrowMark Asset Management, LLC. The Company’s website can be found at ir.arrowmarkfinancialcorp.com.

Disclaimer and Risk Factors:

There is no assurance that ArrowMark Financial will achieve its investment objective. ArrowMark Financial is subject to numerous risks, including investment and market risks, management risk, income and interest rate risks, banking industry risks, preferred stock risk, convertible securities risk, debt securities risk, liquidity risk, valuation risk, leverage risk, non-diversification risk, credit and counterparty risks, market at a discount from net asset value risk and market disruption risk. Shares of closed-end investment companies may trade above (a premium) or below (a discount) their net asset value. Shares of ArrowMark Financial may not be appropriate for all investors. Investors should review and consider carefully ArrowMark Financial’s investment objective, risks, charges and expenses. Past performance does not guarantee future results.

The Annual Report, Semi-Annual Report and other regulatory filings of the Company with the SEC are accessible on the SEC’s website at www.sec.gov and on the Company’s website at ir.arrowmarkfinancialcorp.com.

CONTACT: Investor Contact:

Julie Muraco

212-468-5441

ARROWMARK FINANCIAL CORP.

Statement of Assets and Liabilities (unaudited)

	June 30, 2022	March 31, 2022
Assets
Investments in securities, at fair value cost: $207,554,612 and $203,836,019 respectively)	$197,055,807	$200,051,448
Interest and dividends receivable	2,894,419	2,817,851
Foreign cash (cost: $22,337 and $1,340,388 respectively)	22,443	1,345,044
Cash	127,284	6,072,891
Prepaid assets	1,535,171	712,608
Total assets	201,635,124	210,999,842

Liabilities
Loan payable	51,500,000	57,000,000
Investment advisory fee payable	877,992	907,401
Loan interest payable	33,990	12,709
Unrealized depreciation on forward currency exchange contracts	399,809	713,215
Accrued expenses payable	162,644	121,367
Total liabilities	52,974,435	58,754,692
Net Assets	$148,660,689	$152,245,150

Net Assets consist of:
Common stock at par ($0.001 per share)	$7,101	$7,099
Paid-in-Capital	156,696,147	156,666,283
Total distributable earnings / (loss)	(8,042,559)	(4,428,232)
Net Assets	$148,660,689	$152,245,150

Net Asset Value Per Share:
Common Stock Shares Outstanding	7,101,054	7,099,387
Net asset value per common share	$20.94	$21.44
Market price per share	$19.20	$21.51
Market price premium/(discount) to net asset value per share	-8.31%	0.33%

ARROWMARK FINANCIAL CORP.

Statement of Operations (unaudited)

	For The Three Months Ended June 30, 2022	For The Three Months Ended March 31, 2022
Investment Income
Interest	$4,713,141	$4,385,002
Dividends	259,077	220,435
Origination fee income	32,127	31,977
Other income (service fees and due diligence fees)	32,238	38,768
Total Investment Income	5,036,583	4,676,182

Expenses
Investment advisory fees	877,992	907,401
Interest expense	486,112	341,361
Directors’ fees	125,152	102,444
Transfer agent, custodian fees and administrator fees	82,364	71,569
Bank administration fees	51,772	39,578
Professional fees	148,450	77,590
Investor relations fees	29,080	30,526
Insurance expense	17,951	17,753
Valuation fees	69,988	14,823
Miscellaneous fees (proxy, rating agency, etc.)	89,309	88,423
Total expenses	1,978,170	1,691,468
Net Investment Income	3,058,413	2,984,714

Realized and Unrealized Gain / (Loss) on Investments and Foreign Currency Transactions
Net realized gain / (loss) on investments	(808,687)	224,979
Net realized gain from forward foreign currency contracts	3,540,799	2,201,190
Net realized gain / (loss) from foreign currency translations	(226,172)	(107,593)
Net change in net unrealized appreciation / (depreciation) on investments	(6,714,234)	(4,188,412)
Net change in unrealized appreciation / (depreciation) on forward currency contracts	313,406	(114,116)
Net change in unrealized appreciation / (depreciation) on foreign currency translations	(9,092)	(9,292)
Net realized and unrealized gain/(loss) on investments, forward foreign currency contracts and foreign currency translations	(3,903,980)	(1,993,244)

Net Increase/(Decrease) in Net Assets Resulting From Operations	$(845,567)	$991,470

ARROWMARK FINANCIAL CORP.

Financial Highlights (unaudited)

For The Three Months Ended June 30, 2022
Per Share Operating Performance
Net Asset Value, beginning of period	$21.44
Net investment income(1)	0.43
Net realized and unrealized gain (loss) on investments	(0.54)
Total from investment operations	(0.11)

Less distributions to shareholders
From net investment income	(0.39)
Total distributions	(0.39)

Net asset value, end of period	$20.94
Per share market value, end of period	$19.20

Total Investment Return (2)
Based on market value	-8.80%
Based on net asset value	-0.21%

Ratios and Supplemental Data
Net assets, end of period (in millions)	$148.7

Ratios (as a percentage to average net assets):
Expenses before waivers(3)(4)*	5.25%
Expenses after waivers(5)*	5.25%
Net investment income(6)*	8.12%
Portfolio turnover rate **	12%

Revolving Credit Agreement
Total revolving credit agreement outstanding (000’s)	$51,500
Asset coverage per $1,000 for revolving credit agreement(7)	3,887

(1)	Based on the average shares outstanding during quarter.
(2)	Reflects reinvestment of distributions at the price obtained under the Dividend Reinvestment Plan. Total return does not include sales load and offering expenses and are not annualized.
(3)	Excluding interest expense, the ratio would have been 3.96%.
(4)	Ratio of expenses before waivers to average managed assets equals 3.85%.
(5)	Ratio of expenses after waivers to average managed assets equals 3.85%.
(6)	Ratio of net investment income to average managed assets equals 5.95%.
(7)	Calculated by subtracting the Company’s total liabilities (excluding the loan) from the Company’s total assets and dividing the amount by the loan outstanding in 000’s.
*	Annualized
**	Not-annualized